Exhibit 99(g)(1)

Asia Satellite Telecommunications Holdings Limited

Instructions to THE BANK OF NEW YORK, as Depositary (Must be received prior to 5:00 p.m. New York time on April 17, 2007)

The undersigned Owner of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, insofar as practicable, to vote or cause to be voted the Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on March 22, 2007, at the Court Meeting and Special General Meeting of Asia Satellite Telecommunications Holdings Limited on April 24, 2007 in respect of the resolutions specified on the Notice of Court Meeting and Notice of Special General Meeting.

NOTE:

1.      Instructions as to voting on the specified resolution should be indicated by an “X” in the appropriate box.

The Depositary shall not vote the amount of Shares underlying an ADS except in accordance with instructions from such ADS owners.

To include any comments, please mark this box. ☐

Please complete and date this Instruction Card on the reverse side and return it promptly in the accompanying envelope.

☐	Ú DETACH INSTRUCTION CARD HERE Ú

Mark, Sign, Date and Return the Instruction Card Promptly Using the Enclosed Envelope.	☒
Votes must be indicated
(x) in Black or Blue ink.

	FOR	AGAINST
Scheme of Arrangement

At the Court Meeting: Approval of the Scheme proposed to be made between the Company and the Scheme Shareholders, as described in the Notice of the Court Meeting.	☐	☐

Special Resolution

At the Special General Meeting: Approval of the capital reduction by means of the cancellation of the Scheme Shares, issue and allotment of New AsiaSat Shares and authorizing Directors, as described in the Notice of the Special General Meeting.	☐	☐

To change your address, please mark this box.	☐

SCAN LINE

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.
	Date	ADR Owner sign here	Co-Owner sign here